UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2014

Dynacast International Inc.

(Exact name of Registrant as specified in charter)

Delaware	333-179497	90-0728033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14045 Ballantyne Corporate Place, Suite 300 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 927-2789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2014, Climax Engineered Materials, LLC, a Colorado limited liability company and wholly owned subsidiary of FMC (“Climax”), Freeport Minerals Corporation, a Delaware corporation (“FMC”), Dynacast International Inc., a Delaware corporation (“Dynacast”), and Dynacast LLC, a Delaware limited liability company and wholly-owned subsidiary of Dynacast (“Dynacast LLC”), entered into a definitive agreement (the “Agreement”) pursuant to which Dynacast LLC will acquire all of the outstanding equity of Kinetics Climax, Inc., a Delaware corporation and wholly-owned subsidiary of Climax (“Kinetics”). It is anticipated that the transaction will close on September 30, 2014.

FMC is a wholly owned subsidiary of Freeport-McMoRan Inc. (NYSE: FCX). FMC has agreed to guarantee the obligations of Climax under the Agreement and Dynacast has agreed to guarantee the obligations of Dynacast LLC under the Agreement.

The purchase price payable to Climax upon closing of the acquisition is $55,000,000 less debt and transaction expenses and will be subject to a post-closing working capital adjustment. The Agreement also provides for a cash earn-out payment based on the financial performance of Kinetics through December 31, 2015, provided that the maximum payment under the earn-out can be no more than $15,000,000.

In the Agreement, each of Climax and Dynacast LLC has made customary representations, warranties and covenants, including representations and warranties regarding the assets of Kinetics and the operation of the business of Kinetics, and covenants with respect to the operation of the business prior to closing. Climax and its affiliates have agreed to customary non-competition and non-solicitation restrictions for a period of two years following closing.

The completion of the acquisition is subject to certain conditions, including, among others, (i) the accuracy in all material respects of the representations and warranties made by Climax and Dynacast LLC at closing, (ii) that Climax and Dynacast LLC have complied with their respective obligations under the Agreement and (iii) that Kinetics has not suffered a material adverse effect (as described in the Agreement).

Subject to certain exceptions, the Agreement may be terminated by either Climax or Dynacast LLC if the acquisition has not closed by October 7, 2014 or if the other party has materially breached the Agreement.

The foregoing description of certain terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On September 3, 2014, Dynacast issued a press release announcing that it had entered into a definitive agreement to acquire Kinetics. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of August 27, 2014, by and among Climax Engineered Materials, LLC, Freeport Minerals Corporation, Dynacast LLC and Dynacast International Inc. (pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to the Stock Purchase Agreement have been omitted and will be supplementally provided to the SEC upon request).

99.1	Press Release dated September 3, 2014 issued by Dynacast International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014

DYNACAST INTERNATIONAL INC.

By:	/s/ Adrian D. Murphy
Adrian D. Murphy
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of August 27, 2014, by and among Climax Engineered Materials, LLC, Freeport Minerals Corporation, Dynacast International LLC and Dynacast International Inc. (pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to the Stock Purchase Agreement have been omitted and will be supplementally provided to the SEC upon request).

99.1	Press Release dated September 3, 2014 issued by Dynacast International Inc.